EXHIBIT 10.15
GUARANTEE AGREEMENT
     This GUARANTEE AGREEMENT (as the same may hereafter be amended, supplemented or otherwise modified, this “Guarantee”), dated as of September 5, 2006, is by A. M. CASTLE & CO., a Maryland corporation (“Guarantor”) in favor of Canadian Lenders (as defined in the Credit Agreement referred to below) and BANK OF AMERICA, N.A., CANADA BRANCH, as Canadian Agent for Canadian Lenders (together with its successors and assigns, herein referred to as “Canadian Agent”).
RECITALS:
     WHEREAS, A. M. Castle & Co. (Canada), Inc., a corporation organized under the laws of the Province of Ontario, Canada (“Canadian Borrower”) is a wholly-owned subsidiary of Guarantor;
     WHEREAS, Guarantor, Canadian Borrower, the lenders from time to time party thereto, including Canadian Lenders, Canadian Agent and Bank of America, N.A., as U.S. Agent, entered into an Amended and Restated Credit Agreement, dated as of September 5, 2006 (as from time to time modified, amended, restated or supplemented, the “Credit Agreement”) pursuant to which the lenders party thereto have agreed to extend certain credit facilities to U.S. Borrower and Canadian Borrower;
     WHEREAS, Guarantor will receive substantial direct and indirect economic, financial and other benefits as a result of the credit facilities provided to Canadian Borrower pursuant to the Credit Agreement.
     NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby agrees as follows:
1. DEFINITIONS.
     All capitalized terms used herein and not defined herein have the respective meanings given them in the Credit Agreement.
2. GUARANTEE.
     2.1. Guarantee of Payment and Performance. Guarantor hereby absolutely, unconditionally and irrevocably guarantees to Canadian Agent and Canadian Lenders:
     (a) the full and punctual payment by Canadian Borrower of the Canadian Obligations, at any time payable under the Loan Documents in each case when and as the same shall become due and payable, whether at maturity, pursuant to mandatory or optional prepayment, by acceleration or otherwise, all in accordance with the terms and provisions of this Guarantee, the Credit Agreement and the other Loan Documents, including, without limitation, overdue interest, post-petition interest, indemnification payments and all of such obligations which would become due but for the operation of the automatic stay pursuant to Section 362(a) of the United States Bankruptcy Code and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code; and
     (b) the full and punctual performance by Canadian Borrower of all duties, agreements, covenants and obligations of Canadian Borrower contained in the Credit Agreement and the other Loan Documents, and the full and prompt payment, on demand, of all reasonable costs and expenses incurred by (x) Canadian Agent in connection with the negotiation, preparation, execution and delivery of this Guarantee and (y) Canadian Agent, Canadian Lenders or any trustee or agent acting on behalf of Canadian Agent and/or Canadian Lenders in enforcing any of its rights and remedies under this Guarantee, the Credit Agreement or any of the other Loan Documents, including, but not limited to, all reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs in connection with any proceedings under any Debtor Relief Laws (collectively, the “Guarantied Obligations”), provided that Guarantor shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing Canadian Agent.
     2.2. Nature of Guarantee. This is a continuing, absolute and unconditional Guarantee of payment and performance and not merely of collection, and shall continue in full force and effect until such time as the Guarantied Obligations have been fully and irrevocably paid.
     2.3. Binding Nature of Certain Adjudications. Guarantor shall be conclusively bound by the final adjudication in any action or proceeding, legal or otherwise to which Canadian Borrower is a party, involving any controversy arising under, in connection with, or in any way related to, any of the Guarantied Obligations, and by a final judgment, award or decree entered therein.
     2.4. No Duty to Pursue Others. Upon the occurrence and during the continuance of an Event of Default, Canadian Agent or any trustee or agent acting on behalf of Canadian Agent may proceed to enforce its rights and remedies directly against Guarantor without first proceeding against Canadian Borrower or any other Person liable for the Guarantied Obligations or any security for the Guarantied Obligations.
     2.5. No Release of Guarantor. Guarantor’s liability under this Guarantee shall not be limited, diminished or extinguished by, and Guarantor shall not be entitled to raise as a defense, any:
     (a) invalidity, irregularity or unenforceability of the Guarantied Obligations or of Guarantor’s obligations hereunder;
     (b) failure of Guarantor to be given notice of default by Canadian Borrower;
     (c) reorganization, merger or consolidation of Canadian Borrower or Guarantor into or with any other Person;

     (d) waiver of Canadian Borrower’s defaults or extensions of due dates for payments or other accommodations, indulgences or forbearance granted to Canadian Borrower;
     (e) release of or non-perfection with respect to part or all of any security for the Guarantied Obligations;
     (f) taking or accepting of any other security, collateral or guaranty of payment of any or all of the Guarantied Obligations;
     (g) release of or settlement or compromise with any one or more Persons who constitute guarantors or the release of or settlement or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations and who are not primary obligors thereon;
     (h) any loss or impairment of any right of Guarantor for subrogation, reimbursement or contributions;
     (i) assignment or other transfer by Canadian Agent or any Canadian Lender (or any trustee or agent acting on the behalf of Canadian Agent or any Canadian Lender, as the case may be) of any part of the Guarantied Obligations, or any collateral or security securing any portion of the Guarantied Obligations;
     (j) illegality or impossibility of performance on the part of Canadian Borrower or Guarantor under the Credit Agreement or this Guarantee; or
     (k) other acts or omissions of Canadian Agent or any Canadian Lender which, in the absence of this Section, would operate so as to impair, diminish or extinguish Guarantor’s liability under this Guarantee.
     2.6. Certain Waivers.
     (a) Waiver of Notice. Guarantor hereby waives notice of (i) acceptance of this Guarantee, (ii) any amendment, extension or other modification of the Credit Agreement and/or any of the other Loan Documents, (iii) any loans or advances made by any Canadian Lenders to Canadian Borrower, (iv) the occurrence of a Default or Event of Default, (v) any transfer or other disposition of the Guarantied Obligations pursuant to the Credit Agreement, and (vi) any other action at any time taken or omitted by Canadian Agent or any Canadian Lender or by any trustee or agent acting on behalf of Canadian Agent or any Canadian Lender, and generally, all demands and notices of every kind in connection with this Guarantee, the Credit Agreement and the other Loan Documents, except as provided herein and in the Credit Agreement.
     (b) Certain Other Waivers. Guarantor hereby waives (i) diligence, presentment, demand for payment, protest or notice, whether of nonpayment, dishonor, protest or otherwise, (ii) all setoffs, counterclaims and claims of recoupment against the Guarantied Obligations that may be available to Canadian Borrower or any other guarantor of the Guarantied Obligations (it being understood that the waivers set forth anywhere in this Guarantee shall not preclude any action by Guarantor, after payment in full of its obligations hereunder, to recover for any tortious action or omission by Canadian Agent or any Canadian Lender which resulted in injury to Guarantor), (iii) any defense based upon or in any way related to any claim that any election of remedies by Canadian Agent or any Canadian Lender (or by any trustee or agent acting on behalf of Canadian Agent or any Canadian Lender) impaired, reduced, released or otherwise extinguished any rights Guarantor might otherwise have had against Canadian Borrower or any security, (iv) any claim based upon or in any way related to any of the matters referred to in Section 2.5, and (v) any claim that this Guarantee should be strictly construed against Canadian Agent or any Canadian Lender.
     2.7. Bankruptcy; Other Matters. In the event that, pursuant to any insolvency, bankruptcy, reorganization, receivership or other Debtor Relief Law, or any judgment, order or decision thereunder, or for any other reason Canadian Agent or any Canadian Lender must rescind or restore any payment received by Canadian Agent or any Canadian Lender in connection with the Guarantied Obligations, the Credit Agreement or any other Loan Document, or Canadian Borrower ceases to be liable to Canadian Agent or any Canadian Lender in respect of the Credit Agreement (other than by the full and irrevocable payment in full thereof), then any prior release or discharge from this Guarantee shall be without effect and this Guarantee and the obligations of Guarantor hereunder shall remain in full force and effect.
     2.8. Payments by Guarantor. If all or any part of the Guarantied Obligations are not paid when due, whether at maturity, by reason of acceleration, or otherwise, and remain unpaid until the expiration of any applicable grace or cure period, or otherwise upon the occurrence and continuance of any Event of Default, Guarantor shall, immediately upon demand by Canadian Agent (or any trustee or agent acting on behalf of Canadian Agent or any Canadian Lender), and without presentment, protest, notice of protest, notice of nonpayment, notice of intention to accelerate or acceleration or any other notice whatsoever, pay in immediately available funds, the amount due on the Guarantied Obligations to Canadian Agent for distribution to Canadian Lenders. All obligations of Guarantor under this Guarantee shall be performable and payable to Canadian Agent at its office at the address for notices provided for in the Credit Agreement.
     2.9. Failure to Pay Guarantied Obligations. If Guarantor fails to pay the Guarantied Obligations as required by this Guarantee, then Guarantor, as the principal obligor and not as a guarantor only shall pay, on demand, all reasonable out-of-pocket costs and expenses incurred or expended by Canadian Agent and Canadian Lenders (and any trustee or agent acting on behalf of Canadian Agent and/or any Canadian Lender) in connection with the enforcement of, and the preservation of Canadian Agent’s and Canadian Lenders’ rights under and with respect to, this Guarantee, including, but not limited to, all reasonable attorneys’ fees and expenses (whether or not there is litigation), court costs and all costs incurred in connection with any proceedings under any Debtor Relief Laws, provided that Guarantor shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys representing Canadian Agent. Until paid, all such amounts recoverable under this Section 2.9 shall bear interest from the time when such amounts become due until payment in full thereof at the Default Rate for Base Rate Loans.

     2.10. Subordination of Affiliate Obligations. Guarantor agrees that all Affiliate Obligations (as defined below), interest thereon, and all other amounts due with respect thereto, are hereby subordinated as to time of payment and in all other respects to all the Guarantied Obligations. Guarantor agrees that at all times during the existence of an Event of Default, Guarantor shall not be entitled to enforce or receive any payment in respect thereof until all sums then due and owing to Canadian Agent and/or Canadian Lenders in respect of the Guarantied Obligations shall have been paid in full. If any payment shall have been made to Guarantor by Canadian Borrower or such indebted Person on any such Affiliate Obligation during any time that an Event of Default exists and there are Guarantied Obligations outstanding, Guarantor shall collect and receive all such payments as trustee for Canadian Agent and Canadian Lenders, to the extent of all amounts owing with respect to this Guarantee, and such amounts shall be immediately paid over to Canadian Agent (or any trustee or agent acting on behalf of Canadian Agent and/or Canadian Lenders), without affecting in any manner the liability of Guarantor under the other provisions of this Guarantee. For purposes of this Section 2.10, “Affiliate Obligation” means any indebtedness of any kind of Canadian Borrower, or any Person obligated in respect of the Guarantied Obligations, to Guarantor.
     2.11. Postponement of Subrogation Rights. Guarantor will not exercise any Subrogation Rights (as defined below) which it may acquire with respect to this Guarantee until the prior and indefeasible payment, in full and in cash, of all Guarantied Obligations. Any amount paid to Guarantor by or on behalf of Canadian Borrower or any other guarantor of the Guarantied Obligations on account of any such Subrogation Rights prior to the payment in full of all Guarantied Obligations shall immediately be paid over to Canadian Agent for the ratable benefit of Canadian Lenders and credited and applied against the Guarantied Obligations whether matured or unmatured, in accordance with the terms of the Credit Agreement. In furtherance of the foregoing, for so long as any Guarantied Obligations remain outstanding, (i) Guarantor shall not take any action or commence any proceeding against Canadian Borrower or any other guarantor of the Guarantied Obligations (or any of their respective successors or assigns, whether in connection with a bankruptcy proceeding or otherwise), to recover any amounts in the respect of payments made under this Guarantee to Canadian Agent and/or Canadian Lenders, and (ii) Guarantor hereby forbears realizing any benefit of and exercising any right to participate in any security which may be held by Canadian Agent or Canadian Lender or any agent or trustee acting on behalf of Canadian Agent and/or Canadian Lenders. For purposes of this Section 2.11, “Subrogation Right” means any right of contribution, subrogation, reimbursement, indemnity, or repayment, and any other “claim”, as that term is defined in the United States Bankruptcy Code, which Guarantor might now have or hereafter acquire against Canadian Borrower or any other guarantor of the Guarantied Obligations that arises from the existence or performance of Guarantor’s obligations under this Guarantee, and any right to participate in any security for the Guarantied Obligations.
     2.12. Limitation on Guarantied Obligations. Notwithstanding anything in Section 2.1 or elsewhere in this Guarantee or any other Loan Document to the contrary, the obligations of Guarantor under this Guarantee shall at each point in time be limited to an aggregate amount equal to the greatest amount that would not result in such obligations being subject to avoidance, or otherwise result in such obligations being unenforceable, at such time under applicable law (including, without limitation, to the extent, and only to the extent, applicable to Guarantor, Section 548 of the United States Bankruptcy Code and any comparable provisions of the law of any other jurisdiction, any capital preservation law of any jurisdiction and any other law of any jurisdiction that at such time limits the enforceability of the obligations of Guarantor under this Guarantee). This Section 2.12 is intended solely to preserve the rights of Canadian Agent and Canadian Lenders hereunder to the maximum extent permitted by applicable law, and neither Guarantor nor any other Person shall have any rights under this Section 2.12 that it would not otherwise have under applicable law.
     2.13. Other Enforcement Rights. Canadian Agent and Canadian Lenders may proceed to protect and enforce this Guarantee by suit or proceedings in equity, at law or in bankruptcy, and whether for the specific performance of any covenant or agreement contained herein or in execution or aid of any power herein granted or for the recovery of judgment for the obligations hereby guaranteed or for the enforcement of any other proper legal or equitable remedy available under applicable law.
3. REPRESENTATIONS AND WARRANTIES.
     Guarantor hereby represents and warrants to Canadian Agent and Canadian Lenders that:
     3.1. Authorization. Guarantor is duly authorized to execute and perform this Guarantee and this Guarantee has been properly authorized by all requisite action of Guarantor.
     3.2. Due Execution. This Guarantee has been executed on behalf of Guarantor by a Person duly authorized to do so.
     3.3. Enforceability. This Guarantee constitutes the legal, valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except to the extent that the enforceability thereof against Guarantor may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditor’s rights generally or by equitable principles of general application (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     3.4. Independent Credit Evaluation. Guarantor has independently, and without reliance on any information supplied by Canadian Agent or any Canadian Lender, taken, and will continue to take, whatever steps Guarantor deems necessary to evaluate the financial condition and affairs of Canadian Borrower, and neither Canadian Agent nor any Canadian Lender shall have any duty to advise Guarantor of information at any time known to Canadian Agent or any Canadian Lender regarding such financial condition or affairs.
     3.5. No Representation By Agent. Neither Canadian Agent, any Canadian Lender nor any trustee or agent acting on its behalf has made any representation, warranty or statement to Guarantor to induce Guarantor to execute this Guarantee.
4. SUCCESSORS AND ASSIGNS.
     This Guarantee shall bind the successors, assignees, trustees, and administrators of Guarantor and shall inure to the benefit of Canadian Agent, each Canadian Lender, and their respective successors, transferees, participants and assignees.

5. CONTINUANCE OF GUARANTEE.
     Guarantor is liable under this Guarantee for the full amount of the Guarantied Obligations. Canadian Agent may release, settle with or compromise with any one or more Persons who are otherwise liable for the payment or performance of all or portions of the Guarantied Obligations without impairing, diminishing or releasing any rights of Canadian Agent or Canadian Lenders hereunder against Guarantor or any other Person liable for the Guarantied Obligations. This Guarantee shall continue in full force and effect and shall bind Guarantor notwithstanding the death or release of any other Person who is otherwise liable for the payment or performance of all or any portion of the Guarantied Obligations.
6. AMENDMENTS AND WAIVERS.
     No amendment to, waiver of, or departure from full compliance with any provision of this Guarantee, or consent to any departure by Guarantor herefrom, shall be effective unless it is in writing and signed by authorized officers of Guarantor directly affected thereby and Canadian Agent; provided, however, that any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No failure by Canadian Agent to exercise, and no delay by Canadian Agent in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by Canadian Agent of any right, remedy, power or privilege hereunder preclude any other exercise thereof, or the exercise of any other right, remedy, power or privilege.
7. RIGHTS CUMULATIVE.
     Each of the rights and remedies of Canadian Agent and Canadian Lenders under this Guarantee shall be in addition to all of their other rights and remedies under applicable law, and nothing in this Guarantee shall be construed as limiting any such rights or remedies.
8. SERVICE OF PROCESS.
     GUARANTOR HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (RETURN RECEIPT REQUESTED) DIRECTED TO IT AT ITS ADDRESS SET FORTH IN SECTION 16. SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED AS OF THE DATE THAT GUARANTOR SIGNS THE RETURN RECEIPT. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF CANADIAN AGENT OR ANY CANADIAN LENDER TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
9. WAIVER OF JURY TRIAL.
     GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS GUARANTEE.

10. SEVERABILITY.
     Any provision of this Guarantee which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or nonauthorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction unless the ineffectiveness of such provision would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.
11. GOVERNING LAW.
     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS.
12. SECTION HEADINGS.
     Section headings are for convenience only and shall not affect the interpretation of this Guarantee.
13. LIMITATION OF LIABILITY.
     NEITHER CANADIAN AGENT NOR ANY CANADIAN LENDER SHALL HAVE ANY LIABILITY WITH RESPECT TO, AND GUARANTOR HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR, (a) ANY LOSS OR DAMAGE SUSTAINED BY GUARANTOR THAT MAY OCCUR AS A RESULT OF, IN CONNECTION WITH, OR THAT IS IN ANY WAY RELATED TO, ANY ACT OR FAILURE TO ACT REFERRED TO IN SECTION 2.5 OR (b) ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY GUARANTOR IN CONNECTION WITH ANY CLAIM RELATED TO THIS GUARANTEE.
14. ENTIRE AGREEMENT.
     This Guarantee embodies the entire agreement among Guarantor, Canadian Agent and Canadian Lenders relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.
15. COMMUNICATIONS.
     All notices and other communications to Canadian Agent and Canadian Lenders or Guarantor hereunder shall be in writing, shall be delivered in the manner and with the effect, as provided by the Credit Agreement, and shall be addressed to Guarantor and to Canadian Agent and Canadian Lenders as set forth in the Credit Agreement.
16. DUPLICATE ORIGINALS.
     Two or more duplicate counterpart originals hereof may be signed by the parties, each of which shall be an original but all of which together shall constitute one and the same instrument.

Delivery of any executed signature page to this Guarantee by Guarantor by facsimile transmission shall be as effective as delivery of a manually executed copy of this Guarantee by Guarantor.
17. NOTICES.
     Nothing in this Guarantee shall void or abrogate any obligation of Canadian Borrower, Guarantor or Canadian Agent to give any notice specifically required to be given by such Person in any provision of any Loan Document.
18. TERMINATION.
     Subject to Section 2.7, this Guarantee shall terminate and have no further force or effect upon payment in full of the Guarantied Obligations and the termination of the Credit Agreement.
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     IN WITNESS WHEREOF, Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

A. M. CASTLE & CO.

By:	/s/ Michael H. Goldberg

Name:	Michael H. Goldberg
Title:	President & CEO